EXHIBIT 31

CERTIFICATIONS

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

Each of the officers below certifies that:

1.	I have reviewed this Annual Report on Form 10-K/A (this “Report”) of Contura Energy, Inc. (the “Registrant”); and

2.
Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: April 13, 2020

By: /s/ David J. Stetson
David J. Stetson
Chief Executive Officer
(Principal Executive Officer)

Date: April 13, 2020

By: /s/ Charles Andrew Eidson
Charles Andrew Eidson
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)